SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

WELUND FUND, INC
(Name of Registrant as Specified in Charter)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
______________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
______________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
______________________________________________________________________

(5)	Total fee paid:
______________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:
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PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

WELUND FUND, INC.
1940 Zinfandel Drive, Suite R
Rancho Cordova, CA 95670
(916) 768 2160
_____________________________

Notice of Stockholder Action by Written Consent

September [   ], 2006

Dear Stockholder:

A majority of the stockholders of Welund Fund, Inc., have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will (i) change our corporate name to “Solar Power, Inc.” (the “Name Change”) and (ii) effectuate a reverse split of our common stock by changing and reclassifying each three (3) shares of our issued and outstanding common stock, par value $0.0001 per share (“Common Stock”) into one (1) fully paid and non-assessable share of Common Stock. Our directors have determined that it is in our best interest to effectuate the reverse split of the outstanding shares of our Common Stock in part to enhance our ability to consummate a merger or acquisition transaction with an attractive target.

Stockholders of record at the close of business on September [ ], 2006, will be entitled to notice of this stockholder action by written consent. Since the actions were approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the reverse split and name change will become effective on or after [ ], 2006, which is at least 20 days after this information statement is provided to our stockholders.

We are enclosing our Information Statement that describes the above transactions, our most recently filed quarterly report on Form 10-QSB, and a copy of the Amendment to our Articles of Incorporation.

Please review the enclosed Information Statement carefully.

Sincerely,

WELUND FUND, INC.

Steven Strasser, President

WE ARE NOT ASKING FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

WELUND FUND, INC.
1940 Zinfandel Drive, Suite R
Rancho Cordova, CA 95670
(916) 768 2160

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On August 23, 2006, stockholders holding 2,814,914 shares, which constitutes a majority of the voting power of our company, took action by written consent for the purpose of approving (i) an amendment to our articles of incorporation to change the company’s corporate name to “Solar Power, Inc.” (the “Name Change”) and (ii) approving a 1 for 3 reverse split of our issued and outstanding shares of common stock (the “Reverse Split”).

Stockholders Entitled to Notice

As of September [ ], there were 5,000,000 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share. Stockholders of record at the close of business on September [ ], 2006, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Name Change and Reverse Split require the consent of the holders of a majority of the shares of issued and outstanding common stock.

On August 23, 2006, Liberty Associates Holdings, LLC (managed by Robert Freiheit); TATS, LLC, (managed by Terrell W. Smith); Pamplona, Inc. (Howard S. Landa president and Terrell W. Smith vice president) and Howard S. Landa, holders of the voting rights with respect to 2,814,914 shares, or approximately 56.3%, of our common stock, delivered written consents to us adopting the proposals set forth herein. For a detailed breakdown of the beneficial ownership of our common stock, please see Common Stock Ownership of Certain Beneficial Owners and Management below.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

Common Stock Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 30, 2006, by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name And Address	Number of Shares Beneficially Owned		Number of Shares Beneficially Owned Post Reverse Split	Percentage (1)
Principal Stockholders Robert Freiheit Former Director, President, Secretary, Treasurer 1940 Zinfandel Drive, Suite R Rancho Cordova, CA 95670	2,240,000	(2)	746,666	44.80%
Steven Strasser Director, President 4518 West Sheridan Seattle, WA 98199	468,643		156,214	9.37
Terrell W. Smith Director, Vice President, Treasurer 1244 Chandler Circle Salt Lake City, UT 84103	337,457	(3)	112,485	6.75
Howard S. Landa 136 East South Temple, Suite 2112 Salt Lake City, UT 84111	337,457	(4)	112,485	6.75
Steven Kay 100 the Embarcadero San Francisco, CA 94105	468,643		156,214	9.37
Byron Roth 24 Corporate Plaza Newport Beach, CA 92660	247,800		82,600	4.96

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

Name And Address	Number of Shares Beneficially Owned	Number of Shares Beneficially Owned Post Reverse Split	Percentage (1)
Directors
Steven Strasser	-----------------------See Above-------------------

Terrell W. Smith	-----------------------See Above-------------------

Howard S. Landa	-----------------------See Above-------------------

Robert Henrichsen, MD Director 3240 Professional Drive Auburn, CA 97602	200,000	66,666	4.00%

All directors and executive officers as a group (4 persons)	1,343,557	447,850	26.87%
________________

(1)	Based on 1,666,667 common shares issued and outstanding after the 1 for 3 Reverse Split.
(2)	Robert Freiheit is the beneficial owner of 2,240,000 shares held by Liberty Associates Holdings, LLC, a family owned entity.
(3)	Terrell W. Smith’s beneficial ownership includes 237,457 shares held by TATS, LLC a family owned entity and 100,000 held by Pamplona, Inc. of which he is Vice President.
(4)	Howard S. Landa’s beneficial ownership includes 100,000 shares held by Pamplona, Inc. of which he is President.

Proposal 1
1 for 3 Reverse Stock Split

Introduction

On August 23, 2006, we and our wholly-owned subsidiary, Welund Acquisition, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solar Power, Inc., a California corporation (“Solar Power”) whereby Welund Acquisition, Inc. will be merged with and into Solar Power with Solar Power surviving as our wholly owned subsidiary (the “Merger”). In connection with the Merger, the shareholders of Solar Power will receive 14,000,000 of our post-Reverse Split shares and assume a controlling interest. Consummation of the Merger is conditioned upon, among other things: (a) final audit of Solar Power, (b) our completion of a $10,000,000 financing, the proceeds of which will be used as working capital to facilitate the growth and strategic direction of Solar Power, (c) the change of our corporate name to Solar Power, Inc., and the Reverse Split, (d) liquidation or sale of our current business, (e) the approval of various legal matters, (f) the reciprocal delivery of opinions and certifications, (g) the continuing satisfaction of representations and warranties, and (h) the absence of regulatory inquiries or investigations.

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

Solar Power, through its wholly-owned subsidiaries, International Assembly Services (HK), Ltd., and International Assembly Services (Shenzen) currently manufactures cable, wire and mechanical assemblies and is expanding operations to integrate and install solar power systems. Solar Power has entered into a merger agreement to acquire Dale Renewable Consulting, Inc., a California corporation, which provides photovoltaic integration and installation services in the greater Northern California region.

On August 9, 2006, our board of directors unanimously adopted a resolution declaring it advisable to approve a 1 for 3 reverse stock split. Our board of directors further directed that the Reverse Split be submitted for consideration by our stockholders, with the unanimous recommendation that it be approved. On August 23, 2006, the holders of the majority of our voting stock approved the 1 for 3 Reverse Split.

Effective Time of the Reverse Split

We intend to effectuate the Reverse Split as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our stockholders.

Reasons for the Reverse Split

Our board of directors approved the 1 for 3 Reverse Split in order to improve our capitalization and to enhance our ability to consummate a merger or acquisition transaction with an attractive target. We hope that the decrease in the number of shares of our outstanding common stock resulting from the Reverse Split, and the anticipated increase in value per share, would encourage greater interest in our common stock among potential acquisition candidates, members of the financial community and the investing public.

After board action, but prior to completing the Reverse Split, we discovered such an attractive candidate and as discussed above entered into the Merger Agreement with Solar Power. However, whether or not we consummate the Merger, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Split is effected. Companies which effectuate reverse stock splits often experience such a declining trend.

We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Split is not intended to be an anti-takeover device.

Possible Disadvantages

The future liquidity of our common stock may be adversely affected by the reduced number of freely-tradable shares outstanding after the Reverse Split. The Reverse Split could cause the number of “odd-lot” holders to go up and cause the number of “round-lot” holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock’s distribution, and a lower number may reflect more negatively on our shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact our future average trading volume and thereby diminish interest in the common stock by some investors and advisors.

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

Notwithstanding these potential disadvantages, the board of directors believes that the Reverse Split is in our best interest for the reasons set forth above.

Effects of the Reverse Split

The Reverse Split will increase our authorized but unissued common stock, which may be used by our board of directors in order to acquire an operating business or issue to the stockholders of a potential merger partner.

Following the Reverse Split, our capital structure will be as follows:

(i)	1,666,667 shares of common stock issued and outstanding;
(ii)	100,000,000 shares of common stock authorized;
(iii)	20,000,000 shares of preferred stock authorized, with no shares outstanding.

Our charter currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications, and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any preferred stock.

Stock Certificates and Fractional Shares

Because certificates representing shares of common stock have not been issued to our stockholders, certificates representing the shares of common stock and scrip representing fractional shares of common stock after giving effect to the Reverse Split and Name Change will be delivered to our stockholders by our transfer agent within approximately 10 days after the Reverse Split is effective. Stockholders will not be required to pay a transfer or other fee in connection with the issuance of certificates.

Our transfer agent is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

Procedure for Implementing the Reverse Split

In connection with the Reverse Split, one (1) share of our common stock will be issued for three (3) shares of our pre-split outstanding common stock. To determine the number of shares of our common stock issuable to any record holder, the total number of shares issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by 3.

We will not be paying any cash to stockholders for any fractional shares resulting from the Reverse Split. Rather, we will issue scrip representing fractional shares of our common stock in the Reverse Split transaction, while retaining the current par value of our common stock of $0.0001. The scrip will entitle the holder to receive a certificate for a full share of common stock upon the surrender of scrip aggregating a full share. The scrip shall not entitle the holder to exercise voting rights or to receive dividends thereon. The scrip shall become void if not aggregated and exchanged for a certificate representing a whole share within 120 days of the effective date of the Reverse Split.

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the Reverse Split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed Reverse Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder’s acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

We believe that the Reverse Split will qualify as a “recapitalization” under Section 368(a)(1)(E) of the Internal Revenue Code, as amended and the rules and regulations promulgated thereunder (the “Code”), or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by us or our stockholders in connection with the Reverse Split. A stockholder’s aggregate tax basis in his or her shares of post- Reverse Split common stock received from us will be the same as his or her aggregate tax basis in the pre- Reverse Split common stock exchanged. The holding period of the post-Reverse Split common stock surrendered in exchange therefor will include the period for which the shares of pre-Reverse Split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies, and foreign taxpayers).

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the Reverse Split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

Proposal 2
Amendment to our Articles of
Incorporation to Change our Name to
Solar Power, Inc.

Introduction

You should read this in conjunction with the “Introduction” under Proposal 1 above. On August 23, 2006, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to change our name to “Solar Power, Inc.” Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders, with the unanimous recommendation that it be approved. On August 23, 2006, Liberty Associates Holdings, LLC, (managed by Robert Freiheit); TATS, LLC, (managed by Terrell W. Smith); Pamplona, Inc. (Howard S. Landa president and Terrell W. Smith vice president) and Howard S. Landa, holders of the voting rights with respect to 2,814,914 shares of our common stock approved by written consent the amendment of our articles of incorporation to change our name to “Solar Power, Inc.”

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

The authorization to amend our articles of incorporation to change the name of our company to “Solar Power, Inc.” is subject to the condition that if the proposed acquisition of Solar Power is not consummated in accordance with the terms of the Merger Agreement, we will further amend our articles of incorporation to return our company name to Welund Fund, Inc. without the need for additional authorization from our board of directors or stockholders.

Effective Time of the Name Change

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the name change with the Secretary of State of Nevada. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made in the week of October 2, 2006. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

PRELIMINARY STATEMENT
(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 12, 2006)

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Welund Fund, Inc., a Delaware corporation

By Order of the Board of Directors

By: /s/ Steve Strasser
Steve Strasser, President

AMENDMENT TO

ARTICLES OF INCORPORATION OF

WELUND FUND, INC.

Welund Fund, Inc., a corporation organized and existing under the laws of the state of Nevada (the “Corporation”), certifies that:

1.  The name of the Corporation is Welund Fund, Inc. The Corporation’s original articles of incorporation were filed with the state of Nevada on November 2, 2005.

2.  This Amendment to the Articles of Incorporation was duly adopted in accordance with Section 78.390 of the Nevada Revised Statutes.

3.  The text of the articles of incorporation is amended to read as set forth in Appendix A attached hereto.

4.  Pursuant to Section 78.390 et seq. of the Nevada Revised Statutes, the following Amended and Restated Articles of Incorporation were adopted by written consent of the stockholders of the Corporation holding a majority of the voting power of the issued and outstanding common stock as August 23, 2006. The Corporation has only shares of common stock issued and outstanding.

IN WITNESS WHEREOF, Welund Fund, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by Steven Strasser, a duly authorized officer of the Corporation, on this ___ day of ________, 2006.

WELUND FUND, INC.

By: /s/ Steve Strasser
Steve Strasser, President

APPENDIX A

AMENDMENT TO
ARTICLES OF INCORPORATION

OF

WELUND FUND, INC.

This amendment to the Articles of Incorporation of Welund Fund, Inc. (the “Corporation”) set forth below was duly adopted by the board of directors in accordance with the provisions of Section 78.390 1(a) of the Nevada Revised Statutes and thereafter was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the corporation in accordance with the provisions of Section 78.390 1(b) of the Nevada Revised Statutes. The Articles of Incorporation are hereby amended as follows:

I.    The First Article of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of the Corporation is Solar Power, Inc.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this ____ day of August, 2006.

WELUND FUND, INC.

By: /s/ Steve Strasser
Steve Strasser, President

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
WELUND FUND, INC.

Welund Fund, Inc., a corporation duly organized and existing under the Revised Statutes of the State of Nevada (the “Corporation”), does hereby certify the following:

I.    The amendment to the Corporation’s Articles of Incorporation set forth below was duly adopted by the board of directors in accordance with the provisions of Section 78.390 1(a) of the Nevada Revised Statutes and thereafter was duly adopted by the consent of the holders of a majority of the outstanding voting stock of the corporation in accordance with the provisions of Section 78.390 1(b) of the Nevada Revised Statutes.

II.    Article FIRST of the Corporation’s Articles of Incorporation is amended and restated in its entirety to read as follows:

“FIRST: The name of the Corporation is Solar Power, Inc.”

IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this ____ day of August, 2006.

WELUND FUND, INC.

By: /s/ Steve Strasser
Steve Strasser, President